[LOGO]


                        PURCHASE POINT MEDIA CORPORATION
                                AGENCY AGREEMENT

This is an agreement between Purchase Point Media Corporation 10905 Promesa Drive, San Diego, California (hereinafter referred to as Purchase Point) and Culver Associates, Ltd., 141 Fifth Avenue, New York, NY 10010 (hereinafter referred to as Culver) for advertising and other marketing services in the United States.

The following points serve as the key terms and conditions of this agreement.

SERVICES

o   Culver will serve Purchase Point for one year 8/17/98 through 8/15/99.

o Specifically, Culver will study the Purchase Point business, provide plans and recommendations related to marketing communications, create, produce and place advertising and related materials needed to execute marketing plans.

o   In return, Purchase Point will compensate Culver as outlined below.

AGENCY COMPENSATION

o Purchase Point will pay Culver a monthly fee of $25,000 for the first 3 months to cover start up project costs.

o For purchases from outside vendors of media time and space, Culver shall charge gross cost with standard 16% agency commission based on projected spending of $1,200,000.

o Culver shall bill Purchase Point studio fees for mechanicals, typesetting and retouching, etc., according to the cost schedule mutually agreed to by Purchase Point and Culver.

o   For  purchases  from  outside  vendors  of  all  production,   research  and
    presentation materials and expenses, as well as other non-media purchases, Purchase Point will pay Culver for out-of-pocket cost plus 15%.

o These fees shall be paid within 30 days from date of invoice for the term of this agreement.

o If, however, there is a significant change in the scope of work (outlined in exhibit 1) required of Culver by Purchase Point during the course of the year, a review of Culver's compensation shall occur at such time.

o For additional work not covered by this agreement, Culver agrees to first submit estimates for approval for art direction, graphic design, copy, layout, trafficking of materials, and account management related to the development and production of advertising creative.


BILLING PROCEDURES

o Purchase Point will pay for all media costs thirty (30) days from the date of invoice with written approval of media authorization by Purchase Point.

o   Final  adjustment  billing for both media and  production  will occur within
    (80) days after project closure and receipt of vendor interests.


TERM

o   This agreement shall become effective as of August 17, 1998.

o This agreement may be terminated by ninety days written notice given by either party to the other.


AGREED:


     By: /s/ Albert Folsom                 By: /s/ Christopher Culver
         ---------------------------           --------------------------

   Date: May 14, 1998                    Date: 8/14/98
         ---------------------------           --------------------------

                                                  Christopher Culver
                                                  Culver Associates Ltd.